BrightSpring Health Services, Inc. Reports Second Quarter 2025 Financial Results and Increases Full Year 2025 Guidance

LOUISVILLE, Ky., August 1, 2025 — BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home and community-based health services for complex populations, today announced financial results for the second quarter ended June 30, 2025, and increased Revenue and Adjusted EBITDA1 guidance.

Financial Highlights

(note: all figures exclude the Community Living business)

•
Net Revenue of $3,148 million, up 29.1% compared to $2,438 million in the second quarter of 2024.
•
Net Income from Continuing Operations of $8.5 million was flat compared to the second quarter of 2024.
•
Adjusted EBITDA1 of $143 million, up 28.8% versus $111 million in the second quarter of 2024.
•
Planned divestiture of Community Living business to Sevita, announced on January 20, 2025, is expected in Q4 2025.
•
Increased 2025 Revenue and Adjusted EBITDA guidance:
o
Revenue: $12,200 - $12,600 million
o
Adjusted EBITDA1: $590 - $605 million

“Our focus on delivering high quality care, operational excellence, and investment in best practices across prioritized markets and services continues to underpin strong overall business performance,” said Jon Rousseau, Chairman, President, and Chief Executive Officer of the Company. “We are committed to delivering coordinated services and excellent care to complex patient populations in our Pharmacy and Provider businesses, which provide significant value to the healthcare system. 2025 has thus far been a very productive year for BrightSpring, as we continue to execute our strategy and deliver results for all stakeholders.”

Second Quarter 2025 Financial Results

(note: all figures exclude the Community Living business)

Net Revenue of $3,148 million, up 29.1% compared to $2,438 million in the second quarter of 2024.

Gross Profit of $375 million, up 20.1% compared to $312 million in the second quarter of 2024.

Net Income from Continuing Operations of $8.5 million was flat compared to the second quarter of 2024.

Adjusted EBITDA1 of $143 million, up 28.8% compared to $111 million in the second quarter of 2024.

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, the most directly comparable financial measure prepared in accordance with GAAP.

Key Financials (for BrightSpring continuing operations)

	Three Months Ended
	June 30, (Unaudited)
	2025	2024	%
($ in millions)
Pharmacy Solutions Revenue	$2,790	$2,114	32%
Provider Services Revenue	358	324	11%
Total Revenue	$3,148	$2,438	29%
	Three Months Ended
	June 30, (Unaudited)
	2025	2024	%
($ in millions)
Pharmacy Solutions segment EBITDA	$125	$94	32%
Provider Services segment EBITDA	56	51	11%
Total Segment Adjusted EBITDA	$181	$145	25%
Corporate Costs	(38)	(34)	-
Total Company Adjusted EBITDA(1)	$143	$111	29%

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, the most directly comparable financial measure prepared in accordance with GAAP.

Full Year 2025 Financial Guidance

For the full year 2025, BrightSpring is increasing guidance, which excludes the Community Living business and the effects of any future closed acquisitions. All growth rates are shown as compared to the full year 2024 Revenue and Adjusted EBTIDA results, excluding the Community Living business.

•
Net Revenue of $12,200 million to $12,600 million, or 21.1% to 25.1% growth.
o
Pharmacy Segment Revenue of $10,750 million to $11,100 million, or 22.8% to 26.8% growth.
o
Provider Segment Revenue of $1,450 million to $1,500 million, or 10.0% to 13.8% growth.
•
Adjusted EBITDA2 of $590 million to $605 million, or 28.2% to 31.5% growth.

A copy of the Company’s second quarter 2025 earnings presentation is available on the Company’s investor relations website, https://ir.brightspringhealth.com/

2A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net income (loss) from continuing operations cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

BrightSpring will host a conference call today, August 1, 2025, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online.

A live and archived webcast of the event will be available on the “Events & Presentations” section of the BrightSpring website at https://ir.brightspringhealth.com/. The Company has posted supplemental financial information on the second quarter 2025 results that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services provides complementary home- and community-based pharmacy and provider health solutions for complex populations in need of specialized and/or chronic care. Through the Company’s service lines, including pharmacy, home health care and primary care, and rehabilitation and behavioral health, we provide comprehensive and more integrated care and clinical solutions in all 50 states to over 460,000 customers, clients and patients daily. BrightSpring has consistently demonstrated strong and often industry-leading quality metrics across its services lines while improving the quality of life and health for high-need individuals and reducing overall costs to the healthcare system.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, we have used words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases to identify these forward-looking statements.

The forward-looking statements are based on management’s current expectations and are not historical facts or guarantees of future performance. The forward-looking statements relate to the future and are therefore subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

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our operation in a highly competitive industry;
•
our inability to maintain relationships with existing patient referral sources or establish new referral sources;

•
changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services;
•
cost containment initiatives of third-party payors, including post-payment audits;
•
the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
•
changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations;
•
our reliance on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
•
changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement, which may negatively impact our profitability;
•
changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing;
•
reliance on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
•
compliance with or changes to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements;
•
fluctuation of our results of operations on a quarterly basis;
•
harm caused by labor relation matters;
•
limitations in our ability to control reimbursement rates received for our services if we are unable to maintain or reduce our costs to provide such services;
•
delays in collection or non-collection of our accounts receivable, particularly during the business integration process;
•
failure to manage our growth effectively, which may inhibit our ability to execute our business plan, maintain high levels of service and satisfaction or adequately address competitive challenges;
•
our ability to identify, successfully complete and manage acquisitions, joint ventures, and other strategic initiatives, including the pending sale of our Community Living business;
•
our ability to continue to provide consistently high quality of care;
•
maintenance of our corporate reputation or the emergence of adverse publicity, including negative information on social media or changes in public perception of our services;
•
contract continuance, expansion and renewal with our existing customers, including renewals at lower fee levels, customers declining to purchase additional services from us, or reduction in the services received from us pursuant to those contracts;
•
effective investment in, implementation of improvements to and proper maintenance of the uninterrupted operation and data integrity of our information technology and other business systems;
•
security breaches, loss of data, and other disruptions, which could compromise sensitive business or patient information; cause a loss of confidential patient data, employee data or personal information; or prevent access to critical information and thereby expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
risks related to credit card payments and other payment methods;
•
potential substantial malpractice or other similar claims;
•
various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits, which may not be entirely covered by insurance;

•
our current insurance program, which may expose us to unexpected costs, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
•
factors outside of our control, including those listed, which have required and could in the future require us to record an asset impairment of goodwill;
•
a pandemic, epidemic, or outbreak of an infectious disease;
•
inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations;
•
our inability to adequately protect our intellectual property rights;
•
risks related to our compliance with our regulatory framework;
•
the interests of KKR Stockholder may conflict with our stockholders’ interests in the future;
•
our substantial indebtedness; and
•
significant changes in tax or trade policies, tariffs, or trade relations between the United States and other countries, such as the imposition of unilateral tariffs on imported products, including impacts on imported drug products, which could result in supply chain disruptions and significant increases in costs.

The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. These factors should not be construed as exhaustive, and should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make.

For additional information on these and other factors that could cause BrightSpring’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” including “EBITDA” and “Adjusted EBITDA,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

EBITDA and Adjusted EBITDA have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses EBITDA and Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance and should not be considered as an alternative to net income (loss) as a measure of financial performance or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other cash costs that may recur in the future.

Management defines EBITDA as net income (loss) from continuing operations before income tax expense (benefit), interest expense, net and depreciation and amortization. Management also defines Adjusted EBITDA as EBITDA, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, restructuring and divestiture-related and other costs, legal costs and settlements associated with certain historical matters for PharMerica, significant projects, and management fees.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the end of this press release for reconciliations of non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

BrightSpring Contact:

Investor Relations:

David Deuchler, CFA

Gilmartin Group LLC

ir@brightspringhealth.com

Media Contact:
Leigh White
leigh.white@brightspringhealth.com
502.630.7412

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2025 and December 31, 2024

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$70,070	$60,954
Accounts receivable, net of allowance for credit losses	972,721	902,782
Inventories	625,465	636,561
Prepaid expenses and other current assets	129,248	161,310
Current assets held for sale	850,455	131,447
Total current assets	2,647,959	1,893,054
Property and equipment, net of accumulated depreciation of $372,236 and $339,892 at June 30, 2025 and December 31, 2024, respectively	177,582	180,570
Goodwill	2,370,134	2,363,884
Intangible assets, net of accumulated amortization	544,337	595,224
Operating lease right-of-use assets, net	164,095	161,032
Deferred income taxes, net	3,328	5,288
Other assets	36,162	39,128
Non-current assets held for sale	—	687,960
Total assets	$5,943,597	$5,926,140
Liabilities, Redeemable Noncontrolling Interest, and Equity
Current liabilities:
Trade accounts payable	$965,302	$923,926
Accrued expenses	252,828	295,746
Current portion of obligations under operating leases	38,489	38,910
Current portion of obligations under financing leases	3,875	3,463
Current portion of long-term debt	50,836	48,725
Current liabilities held for sale	194,035	117,563
Total current liabilities	1,505,365	1,428,333
Obligations under operating leases, net of current portion	132,547	129,467
Obligations under financing leases, net of current portion	8,238	6,530
Long-term debt, net of current portion	2,477,917	2,561,858
Long-term liabilities	74,107	71,190
Non-current liabilities held for sale	—	77,177
Total liabilities	4,198,174	4,274,555
Redeemable noncontrolling interest	2,816	3,730
Shareholders' equity:
Common stock, $0.01 par value, 1,500,000,000 shares authorized, 177,055,327 and 174,245,990 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	$1,771	$1,742
Preferred stock, $0.01 par value, 250,000,000 authorized, no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	1,909,854	1,866,850
Accumulated deficit	(164,405)	(222,155)
Accumulated other comprehensive (loss) income	(4,330)	1,418
Total shareholders' equity	1,742,890	1,647,855
Noncontrolling interest	(283)	—
Total equity	1,742,607	1,647,855
Total liabilities, redeemable noncontrolling interest, and equity	$5,943,597	$5,926,140

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Statements of Operations

For the three and six months ended June 30, 2025 and 2024

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Products	$2,790,101	$2,114,491	$5,322,272	$4,091,526
Services	357,597	323,763	703,555	632,494
Total revenues	3,147,698	2,438,254	6,025,827	4,724,020
Cost of goods	2,556,402	1,931,760	4,884,617	3,738,860
Cost of services	216,444	194,318	427,989	380,493
Gross profit	374,852	312,176	713,221	604,667
Selling, general, and administrative expenses	326,295	273,523	613,925	581,349
Operating income	48,557	38,653	99,296	23,318
Loss on extinguishment of debt	—	—	—	12,726
Interest expense, net	38,778	43,282	80,541	97,752
Income (loss) from continuing operations before income taxes	9,779	(4,629)	18,755	(87,160)
Income tax benefit	1,238	(13,115)	998	(39,619)
Income (loss) from continuing operations, net of income taxes	8,541	8,486	17,757	(47,541)
Income from discontinued operations, net of income taxes	19,001	10,955	38,795	20,597
Net income (loss)	27,542	19,441	56,552	(26,944)
Net loss attributable to noncontrolling interests included in continuing operations	(666)	(478)	(1,198)	(1,113)
Net income (loss) attributable to BrightSpring Health Services, Inc. and subsidiaries	$28,208	$19,919	$57,750	$(25,831)

Net income (loss) per common share:
Basic income (loss) per share attributable to common shareholders:
Continuing operations	$0.05	$0.05	$0.09	$(0.25)
Discontinued operations	$0.09	$0.05	$0.20	$0.11
Net income (loss)	$0.14	$0.10	$0.29	$(0.14)
Diluted income (loss) per share attributable to common shareholders:
Continuing operations	$0.04	$0.04	$0.09	$(0.25)
Discontinued operations	$0.09	$0.06	$0.18	$0.11
Net income (loss)	$0.13	$0.10	$0.27	$(0.14)
Weighted average shares outstanding:
Basic	201,807	197,515	200,516	186,523
Diluted	216,336	208,987	214,963	186,523

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the three and six months ended June 30, 2025 and 2024

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating activities:
Net income (loss)	$27,542	$19,441	$56,552	$(26,944)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	41,839	50,071	84,000	98,993
Impairment of long-lived assets	608	211	4,019	1,980
Change in fair value of contingent consideration, net	305	—	2,003	—
Payment of contingent consideration in excess of acquisition date fair value	(1,500)	—	(1,500)	—
Provision for credit losses	32,557	6,496	40,658	13,118
Amortization of deferred debt issuance costs	2,794	2,490	5,543	6,937
Share-based compensation	22,802	15,136	38,483	39,984
Deferred income taxes, net	(139)	(17,528)	3,892	(49,260)
Loss on extinguishment of debt	—	—	—	12,726
Loss (gain) on disposition of fixed assets	1,448	(98)	1,161	24
Other	(1,583)	(1,126)	(1,422)	(1,438)
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(33,307)	3,054	(112,756)	(112,522)
Prepaid expenses and other current assets	438	12,821	24,411	21,737
Inventories	(91,827)	(765)	11,473	29,720
Trade accounts payable	107,148	19,724	53,277	41,329
Accrued expenses	(52,133)	(110,462)	(43,490)	(153,892)
Other assets and liabilities	(7,916)	(14,690)	(15,630)	(16,576)
Net cash provided by (used in) operating activities	$49,076	$(15,225)	$150,674	$(94,084)
Investing activities:
Purchases of property and equipment	$(24,425)	$(23,743)	$(42,057)	$(45,559)
Acquisitions of businesses	—	(34,217)	(6,754)	(43,611)
Other	1,182	268	1,377	540
Net cash used in investing activities	$(23,243)	$(57,692)	$(47,434)	$(88,630)
Financing activities:
Long-term debt borrowings	$—	$—	$—	$2,566,000
Long-term debt repayments	(11,928)	(11,617)	(23,720)	(3,370,970)
Proceeds from issuance of common stock on initial public offering, net	—	—	—	656,485
Proceeds from issuance of tangible equity units, net	—	—	—	389,000
Borrowings (repayments) of the Revolving Credit Facility, net	—	55,800	(63,300)	5,100
Payments of debt issuance costs	—	(225)	—	(43,188)
Repurchase of shares of common stock	—	(325)	—	(650)
Proceeds from shares issued under share-based compensation plan	8,717	404	9,062	404
Taxes paid related to net share settlement of equity awards	(1,749)	—	(4,512)	—
Shares issued for payment of acquisition	—	1,081	—	1,081
Payment of acquisition earn-outs	—	(2,656)	—	(2,656)
Purchase of redeemable noncontrolling interest	—	—	(5,100)	(300)
Payments of financing lease obligations	(3,283)	(2,555)	(6,691)	(5,636)
Net cash (used in) provided by financing activities	$(8,243)	$39,907	$(94,261)	$194,670
Net increase (decrease) in cash and cash equivalents	17,590	(33,010)	8,979	11,956
Cash and cash equivalents at beginning of period	52,642	58,037	61,253	13,071
Cash and cash equivalents at end of period	$70,232	$25,027	$70,232	$25,027
Cash and cash equivalents included in assets held for sale at end of period	162	2,179	162	2,179
Cash and cash equivalents included in continuing operations at end of period	$70,070	$22,848	$70,070	$22,848

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three and six months ended June 30, 2025 and 2024

(Unaudited)

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA:

($ in thousands)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (loss)	$8,541	$8,486	$17,757	$(47,541)
Income tax expense (benefit)	1,238	(13,115)	998	(39,619)
Interest expense, net	38,778	43,282	80,541	97,752
Depreciation and amortization	41,839	39,700	82,671	78,936
EBITDA	$90,396	$78,353	$181,967	$89,528
Non-cash share-based compensation (1)	19,508	13,487	31,982	37,073
Acquisition, integration, and transaction-related costs (2)	19,828	5,021	29,349	13,562
Restructuring and divestiture-related and other costs (3)	12,785	10,839	30,281	34,738
Legal costs and settlements (4)	—	2,493	—	12,966
Significant projects (5)	—	444	—	1,604
Management fee (6)	—	—	—	23,381
Total adjustments	$52,121	$32,284	$91,612	$123,324
Adjusted EBITDA	$142,517	$110,637	$273,579	$212,852

(1)
Represents non-cash share-based compensation to certain members of our management and full-time employees. The six months ended June 30, 2024 includes $15.0 million of previously unrecognized share-based compensation expense related to performance-vesting options under the 2017 Stock Plan, a portion of which vested upon completion of the IPO.
(2)
Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, finance and accounting diligence and documentation; costs associated with the integration of acquisitions, including any facility consolidation, integration travel, or severance; and costs associated with other planned, completed, or terminated non-routine transactions. The three and six months ended June 30, 2025 includes other non-routine transaction costs of $16.2 million and $22.2 million, respectively, as compared to $0.7 million in the six months ended June 30, 2024.
(3)
Represents costs associated with restructuring-related activities, including closure, and related license impairment, and severance expenses associated with certain enterprise-wide or significant business line cost-savings measures. These costs include $4.7 million and $14.7 million of costs that did not meet the criteria for discontinued operations related to the Community Living divestiture for the three and six months ended June 30, 2025, respectively, as compared to $7.3 million and $13.3 million for the three and six months ended June 30, 2024, respectively. These costs also include $12.7 million of unamortized debt issuance costs associated with the extinguishment of our Second Lien Facility in the six months ended June 30, 2024.
(4)
Represents settlement and defense costs associated with certain historical PharMerica litigation matters, including the Silver matter, all of which were finalized in 2024. See Note 13 within the unaudited condensed consolidated financial statements and related notes in this Quarterly Report on Form 10-Q for additional information.
(5)
Represents costs associated with certain transformational projects and for the periods presented primarily included general ledger system implementation, pharmacy billing system implementation, and ransomware attack response costs, all of which were finalized in 2024.
(6)
Represents annual management fees payable to the Managers under the Monitoring Agreement through the date of the IPO, and $22.7 million of termination fees resulting from the termination of the Monitoring Agreement upon completion of the IPO Offerings. All management fees ceased following the completion of the IPO in 2024.

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of Adjusted EPS

For the three and six months ended June 30, 2025 and 2024

(Unaudited)

The following table reconciles diluted EPS to Adjusted EPS:

(shares in thousands)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Diluted EPS	$0.04	$0.04	$0.09	$(0.25)
Non-cash share-based compensation (1)	0.09	0.06	0.15	0.19
Acquisition, integration, and transaction-related costs (1)	0.09	0.02	0.14	0.07
Restructuring and divestiture-related and other costs (1)	0.06	0.05	0.14	0.18
Legal costs and settlements (1)	—	0.01	—	0.07
Significant projects (1)	—	0.00	—	0.01
Management fee (1)	—	—	—	0.12
Income tax impact on adjustments (2)(3)	(0.06)	(0.12)	(0.10)	(0.23)
Adjusted EPS	$0.22	$0.06	$0.42	$0.16

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income (loss) per share	216,336	208,987	214,963	186,523
Weighted average common shares outstanding used in calculating diluted Non-GAAP income (loss) per share	216,336	208,987	214,963	197,360

(1)
This adjustment reflects the per share impact of the adjustment reflected within the definition of Adjusted EBITDA.
(2)
The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate for the respective non-GAAP adjustment.
(3)
For the three and six months ended June 30, 2024, the income tax impact on adjustments is inclusive of a discrete tax benefit related to the Silver matter that was finalized in connection with the signing of the settlement agreement during the second fiscal quarter of 2024.